EXHIBIT 3a

                   Principal Underwriting Agreement Amendment


                                 AMENDMENT NO. 1
                                       to
                              AMENDED AND RESTATED
                        PRINCIPAL UNDERWRITING AGREEMENT


The PRINCIPAL UNDERWRITING AGREEMENT ("Agreement"), effective September 1, 2009, by and between Ameritas Investment Corp., ("Underwriter") and The Union Central Life Insurance Company ("Insurance Company") is hereby amended as follows:

          SCHEDULE A of the Agreement is deleted and replaced by the SCHEDULE A, attached.


This AMENDMENT No. 1 to the Agreement shall be effective as of March 8, 2010.

All other terms of the Agreement shall remain the same.


IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT No. 1 to the PRINCIPAL UNDERWRITING AGREEMENT to be executed by the following authorized individuals for the purposes expressed herein and as of the date first set forth above.

                        AMERITAS INVESTMENT CORP.

                            By:  /s/ Salene Hitchcock-Gear
                               ---------------------------------------------
                                 Salene Hitchcock-Gear, President
                                 & Chief Executive Officer


                        THE UNION CENTRAL LIFE INSURANCE COMPANY

                            By: /s/ Kurt Y. Allen
                               ---------------------------------------------
                                Kurt Y. Allen, Senior Vice President & Chief
                                Marketing Officer, Individual & Retirement Plans

                                   SCHEDULE A

                                UNDERWRITING FEES

------------------------------ --------------------------------------------- ----------------------
     Policy Form Number                       Contract Name                    Underwriting Fee
                                                                                   Paid AIC
---------------------------------------------------------------------------------------------------
                            Account: Carillon Account
------------------------------ --------------------------------------------- ----------------------
            8134               VA I Flexible Premium Deferred Variable            0.25%(1,3)
                               Annuity
------------------------------ --------------------------------------------- ----------------------
                               VA II SA Flexible Premium Deferred                 0.25%(1,3)
            8137               Variable Annuity
------------------------------ --------------------------------------------- ----------------------
                               Advantage VA III Flexible Premium                  0.25%(1,3)
            8138               Deferred Variable Annuity
---------------------------------------------------------------------------------------------------
                         Account: Carillon Life Account
---------------------------------------------------------------------------------------------------
            8707               Excel Accumulator                                  2.00%(2,3)
------------------------------ --------------------------------------------- ----------------------
            8703               Excel Choice                                       2.00%(2,3)
------------------------------ --------------------------------------------- ----------------------
            8703               Executive Edge                                     2.00%(2,3)
------------------------------ --------------------------------------------- ----------------------
           8713 NY             Excel Performance VUL                          2.00% / 0.20% (3,4)
------------------------------ --------------------------------------------- ----------------------

1 Percent of all premiums accepted in all years of the Contracts, with the exception of premiums accepted as part of internal UCL exchanges.
2 The underwriting fee is 2% of the first-year premium up to target (on which target-based commission is paid).
3 Any compensation paid to the Underwriter in connection with a Contract must be returned to UCL if the Contract is tendered for redemption during the "free look period" of the Contract. (4) The underwriting fee is 2.0% of first-year premium up to target and 0.2% of first-year premium in excess of target.